Exhibit 99.1
------------
                                                Airgas, Inc.
                                                259 N. Radnor Chester Road
                                                Suite 100
                                                Radnor, PA 19087-5283
                                                www.airgas.com
AIRGAS          News Release
--------------------------------------------------------------------------

Investor Contact:                                        Media Contact:
-----------------                                        --------------
Melissa Nigro (610) 902-6206                   James Ely (610) 902-6010
melissa.nigro@airgas.com                             jim.ely@airgas.com


FOR RELEASE:        IMMEDIATELY


                AIRGAS REPORTS FOURTH QUARTER EPS GROWTH OF 16%


RADNOR, PA - May 5, 2004 -- Airgas, Inc., (NYSE: ARG) today reported strong sales, operating profit and earnings growth for its fourth quarter ended March 31, 2004. Net earnings for the quarter were $21.7 million, or $0.29 per diluted share, compared to $18.2 million, or $0.25 per diluted share, in the same period a year ago.

Fourth quarter sales increased 18% to $522.1 million reflecting the consolidation of National Welders Supply Company - the Airgas joint venture affiliate - as well as acquisitions and same-store sales growth. Excluding National Welders, sales grew 9%. Total same-store sales were up 6% compared to the same quarter a year ago, reflecting significant improvement in manufacturing and other industrial segments. Same-store sales in the Distribution segment were up 6%, driven by gains of 9% in hardgoods and 2% in gas and rent.

"Our sales momentum accelerated in the fourth quarter, including a very strong March for both gases and hardgoods," said Airgas Chairman and Chief Executive Officer Peter McCausland. "Although sales growth was led by our lower-margin hardgoods products, the recovery in our business is unfolding as expected and the gases strength in March is very encouraging."

Net earnings for the year ended March 31, 2004 were $1.07 per diluted share compared to prior year results of $0.94 per diluted share. The results for the year ended March 31, 2004 include a non-recurring after-tax gain of $1.7 million, or $0.02 per diluted share, at National Welders Supply Company, and an after-tax $480 thousand special charge recovery related to a revised estimate on prior years' restructuring charges. Also included in the year ended March 31, 2004 are insurance-related losses of $2.8 million ($1.7 million after tax), or $0.02 per diluted share, for previously announced incidents at two of the Company's facilities. The year ended March 31, 2003 included charges of $2.9 million ($2.2 million after tax), or $0.03 per diluted share, primarily related to a special charge for the integration of the Air Products U.S. packaged gas acquisition ($2.7 million).

 "We grew fiscal 2004 earnings per share by 10%, excluding the impact of special charges and recoveries, even though our markets didn't recover until late in the year," added McCausland. "I'm delighted to see the momentum, but most importantly, our results validate a strong and stable business model that can weather a tough economy."

McCausland continued, "I'm excited about our growth opportunities ahead. During the last several years, we have built a tremendous infrastructure and product offering. With that behind us, we are now focused on growing our business, branch by branch, with those core customers who use gases, welding and safety products. We also plan to continue growing our medical business through Airgas Puritan Medical divisions in every regional company. Finally, we look forward to successfully completing our largest acquisition ever as we welcome the customers and associates from BOC's U.S. packaged gas business at the end of July. We expect to earn $1.21 to $1.27 per share in fiscal 2005, including up to $0.02 per share accretion from the BOC acquisition."

Free Cash Flow for the year ended March 31, 2004 was $106 million compared to $104 million in the prior year. The Company reduced adjusted debt by $60 million during the fiscal year. The definition of free cash flow, a reconciliation to the attached Consolidated Statement of Cash Flows, the definition of adjusted debt and a reconciliation to the balance sheet are attached.

The Company will conduct an earnings teleconference on Thursday, May 6, 2004, beginning at 11:00 a.m. Eastern Time. Access the teleconference by calling (800) 810-0924. This press release, slides to be presented during the Company's teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the `Investor Info' section on the Company's Internet site www.airgas.com. The telephone replay will be accessible for one week starting May 6th at 1 p.m. Eastern Time by calling (888) 203-1112 and entering passcode 293214.


ABOUT AIRGAS, INC.

Airgas, Inc. is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 800 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.


                          FORWARD-LOOKING STATEMENTS
                          --------------------------
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: the gases strength in March being encouraging; a focus on growing the business branch by branch; growing the medical business through Airgas Puritan Medical divisions; successfully completing the acquisition of BOC's U.S. packaged gas business and welcoming the customers and associates; the range of expected earnings per share for fiscal year 2005; and the expected accretion from the BOC acquisition. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the success of the Company's ability to grow sales and market share; the closing of the Company's acquisition of the majority of BOC's U.S. packaged gas business; the successful integration of the BOC acquisition; the cost of integrating the BOC business into the Company's operations; an economic downturn; increased industry competition; adverse changes in customer buying patterns; significant fluctuations in interest rates; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including Form 10-K dated March 31, 2003 and Form 10-Q reports dated June 30, 2003, September 30, 2003 and December 31, 2003, filed by the Company with the Securities and Exchange Commission.

Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

                         AIRGAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (Amounts in thousands, except per share data)


                                           (Unaudited)
                                        Three Months Ended              Year Ended
                                            March 31,                    March 31,
                                         2004       2003            2004          2003
                                         ----       ----            ----          ----
Net sales                              $522,091    $442,904      $1,895,468    $1,786,964
                                       --------    --------      ----------    ----------
Costs and expenses:
 Cost of products sold (excl.deprec.)   253,587     209,756         908,681       850,316
 Selling, distribution and
   administrative expenses              198,736     174,789         731,827       698,228
 Depreciation                            23,318      17,774          82,567        73,482
 Amortization                             1,154       1,427           5,389         6,362
 Special charges (recoveries) (a)          (776)         --            (776)        2,694
                                       --------    --------      ----------    ----------
       Total costs and expenses         476,019     403,746       1,727,688     1,631,082
                                       --------    --------      ----------    ----------

Operating income                         46,072      39,158         167,780       155,882

Interest expense, net                   (11,367)    (10,249)        (42,357)      (46,375)
Discount on securitization of
 trade receivables (c)                     (797)       (772)         (3,264)       (3,326)
Other income (expense), net                 824         (54)            625          (645)
Equity in earnings of
 unconsolidated affiliates (b)              232         741           5,213         3,768
Minority interest                          (291)         --            (291)           --
                                       --------    --------      ----------    ----------
Earnings before income tax expense       34,673      28,824         127,706       109,304


Income tax expense                       13,013      10,659          47,514        41,199
                                       --------    --------      ----------    ----------

Net earnings                           $ 21,660    $ 18,165      $   80,192    $   68,105
                                       ========    ========      ==========    ==========

Basic earnings per share               $    .29    $    .26      $     1.10    $      .97

Diluted earnings per share             $    .29    $    .25      $     1.07    $      .94

Weighted average shares outstanding:

 Basic                                   73,600      71,100          72,800        70,500
 Diluted                                 75,700      73,000          74,700        72,300

See attached notes.

                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Amounts in thousands)


                                              March 31,      March 31,
                                                2004           2003
                                                ----           ----
ASSETS
Trade accounts receivable, net (c)          $  107,013      $ 71,346
Inventories, net                               170,300       151,405
Deferred income tax asset, net                  21,054        17,688
Prepaids and other current assets               28,463        30,143
                                            ----------    ----------
     TOTAL CURRENT ASSETS                      326,830       270,582

Property, plant and equipment, net (d)       1,033,926       869,492
Goodwill                                       504,207       437,709
Other intangible assets, net                    19,733        19,832
Investments in unconsolidated affiliates (e)     6,292        65,957
Other non-current assets                        40,091        36,671
                                            ----------    ----------
     TOTAL ASSETS                           $1,931,079    $1,700,243
                                            ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, trade                     $  114,303    $   85,375
Accrued expenses and
 other current liabilities                     122,026       121,292
Current portion of long-term debt                6,140         2,229
                                            ----------    ----------
     TOTAL CURRENT LIABILITIES                 242,469       208,896
                                            ----------    ----------

Long-term debt (c)(d)                          682,698       658,031
Deferred income taxes                          257,031       209,140
Other non-current liabilities (d)               20,789        27,243
Minority interest in subsidiary (e)             36,191            --

Stockholders' equity                           691,901       596,933
                                            ----------    ----------
     TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY               $1,931,079    $1,700,243
                                            ==========    ==========

See attached notes.

                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)


                                                     Year Ended          Year Ended
                                                   March 31, 2004      March 31, 2003
                                                   --------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings                                          $ 80,192            $ 68,105
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
  Depreciation                                          82,567              73,482
  Amortization                                           5,389               6,362
  Deferred income taxes                                 23,172               8,655
  Equity in earnings of unconsolidated affiliates       (5,213)             (3,768)
  Loss on divestitures                                      --                 241
  Gain on sales of plant and equipment                    (837)               (257)
  Minority interest in earnings                            291                  --
  Stock issued for employee stock  purchase plan         6,889               8,951
Changes in assets and liabilities, excluding
 effects of business acquisitions, divestitures
 and the consolidation of the National Welders
 joint venture:
  Securitization of trade receivables                    3,700              24,900
  Trade receivables, net                               (15,901)             (8,316)
  Inventories, net                                      (5,586)              4,675
  Prepaid expenses and other current assets             10,146              17,718
  Accounts payable, trade                               20,845               2,884
  Accrued expenses and other current liabilities         4,687              (8,021)
  Other assets                                           1,179               2,068
  Other liabilities                                     (2,425)             (3,280)
                                                      --------            --------
     Net cash provided by operating activities         209,095             194,399
                                                      --------            --------
 CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                 (93,749)            (67,969)
  Proceeds from sales of plant and equipment             5,347               4,260
  Proceeds from divestitures                                --               3,167
  Business acquisitions, holdbacks and other
    settlements of acquisition related liabilities     (34,907)            (27,216)
  Dividends and fees from unconsolidated affiliates      2,147               2,507
  Other, net                                            (1,369)             (1,719)
                                                      --------            --------
     Net cash used in investing activities            (122,531)            (86,970)
                                                      --------            --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings                             414,297             248,961
  Repayment of debt                                   (485,004)           (367,356)
  Financing costs                                       (2,737)                 --
  Minority interest                                       (291)                 --
  Exercise of stock options                             13,130               9,847
  Dividends paid to stockholders                       (11,801)                 --
  Cash overdraft                                       (14,158)              1,119
                                                      --------            --------
     Net cash used in financing activities             (86,564)           (107,429)
                                                      --------            --------

Change in cash
  Cash - Beginning of period                          $     --            $     --
  Cash - End of period                                      --                  --
                                                      --------            --------
                                                      $     --            $     --
                                                      ========            ========

See attached notes.

Notes:

(a) Special charges of $2.7 million ($1.7 million after tax) for the year ended March 31, 2003 consist of a first quarter restructuring charge related to the integration of the business acquired from Air Products in the fourth quarter of fiscal 2002 and costs related to the consolidation of certain of the Company's procurement functions.
     The special charges include facility exit costs associated with the closure of certain Airgas (the "Company") facilities and severance.

     Special charge recoveries of $776 thousand ($480 thousand after tax) for the quarter and year ended March 31, 2004 consist of the reversal of the excess portion of prior years' restructuring charges. The special charge recoveries represent a change in estimate related to facility exit costs.

(b) Equity in the earnings of unconsolidated affiliates for the year ended March 31, 2004 reflects a $1.7 million non-recurring after-tax gain.

(c) The Company participates in a securitization agreement with two commercial banks to sell up to $175 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company's revolving credit facilities. The amount of outstanding receivables under the agreement was $162.6 million and $158.9 million at March 31, 2004 and March 31, 2003, respectively.

(d) Since October 1999, the Company has leased certain real estate and equipment from a grantor trust (the "Trust") under a sale-leaseback arrangement. The Trust was not consolidated for financial reporting purposes. Effective July 1, 2003, the Company elected to early adopt Financial Accounting Standards Board Interpretation No. 46 ("FIN 46") with respect to the Trust, which required the consolidation of the Trust. The consolidation of the Trust resulted in the Company recording assets of $29 million and debt of $42 million, while eliminating a deferred gain of $13 million that was previously carried on the balance sheet as a long-term liability. Consolidation of the Trust was a non-cash transaction.

(e) Since June 1996, the Company has participated in a joint venture with National Welders Supply Company, Inc. ("NWS"), a producer and dis-tributor of industrial gases based in Charlotte, North Carolina. Ownership interests in the joint venture consist of voting common stock and voting, redeemable preferred stock. The Company owns 100% of the joint venture's common stock, which represents a 50% voting interest. The Company does not hold a majority voting interest in the joint venture and, therefore, historically has used the equity method to account for its interest in the joint venture.

     The Company has determined that NWS meets the definition of a "Variable Interest Entity" under FIN 46R (FIN 46 as revised in December 2003) and that the Company is the primary beneficiary of the joint venture. Therefore, effective December 31, 2003, the Company elected to adopt FIN 46R, as it applies to the joint venture, and consolidated NWS. The consolidation had the effect of eliminating the Company's $62 million investment in NWS and recording the joint venture's assets, liabilities and a corresponding minority interest liability. The summarized balance sheet impact of the consolidation of NWS at March 31, 2004 is reflected in the table below. Beginning January 1, 2004, NWS' operating results were no longer reflected as "Equity in Earnings of Unconsolidated Affiliates." Rather, the operating results were reflected broadly across the income statement with minority interest expense representing the after-tax portion of the operating results applicable to the preferred stockholders.

(e) Continued.

     Summarized Impact of the Consolidation of NWS at March 31, 2004

     Current Assets                   $ 29,922
     Non-Current Assets                109,750
                                       -------
         Total Assets                  139,672
                                       =======

     Current Liabilities                21,217
     Non-Current Liabilities            82,929
     Minority Interest                  36,191
     Common Stockholder's Equity          (665)
                                       -------
         Total Liabilities and
          Stockholder's Equity        $139,672
                                       =======

(f) Business segment information

   Beginning with the Company's fiscal fourth quarter, the operating results of NWS were reported broadly across the income statement contributing $39.2 million to sales and $3.4 million to operating income. For the purpose of disclosing operating results by business segment, the Company renamed its Gas Operations segment as "All Other Operations" and disclosed the operating results of NWS with the results of the companies previously reported under that segment. Prior to the adoption of FIN 46R, the operating results of NWS were reported as a single line item, below operating income, entitled "equity in earnings of unconsolidated affiliates."

   The companies reporting their results under the All Other Operations segment consist of producers and distributors, principally of dry ice, carbon dioxide, nitrous oxide and specialty gases. The operating results of the Company's two air separation plants and its five most significant specialty gas labs are also reported under this segment. The operating results of these businesses are not material enough to meet the thresholds to be reported as individual business segments. NWS also has significant production capabilities with three air separation plants, two acetylene plants and a specialty gas lab. Although Airgas is the primary beneficiary of the NWS joint venture, the absence of a controlling voting interest, the significant production capabilities of NWS, the fact that the obligations of NWS are non-recourse to the Company and that the cash flows of NWS are not available to the Company, lead to the conclusion that NWS does not meet the criteria to be aggregated with the companies in the Distribution segment. Furthermore, NWS is not material enough to meet the thresholds to be reported as an individual business segment. Therefore, the results of NWS have been reflected in the All Other Operations segment as disclosed below:


(f) Business segment information (continued)


                                   (Unaudited)                                        (Unaudited)
                                Three Months Ended                                 Three Months Ended
                                  March 31, 2004                                     March 31, 2003
                                  --------------                                     --------------

(In thousands)        Dist.        All     Elim        Combined        Dist.        All     Elim       Combined
                      ----         ---     ----        --------        -----        ---     ----       --------
                                  Other                                            Other
                                  -----                                            -----
                                   Ops.                                             Ops.
                                   ----                                             ----
Gas and rent          $226,515   $70,094   $(10,526)   $286,083        $216,798   $40,990   $(9,619)   $248,169
Hardgoods              221,266    15,703       (961)    236,008         193,235     1,500        --     194,735
                      --------   -------   ---------   --------        --------   -------   --------   --------
 Total net sales       447,781    85,797    (11,487)    522,091         410,033    42,490    (9,619)    442,904

Cost of products
 sold, excl.
 deprec.expense        225,960    39,114    (11,487)    253,587         198,973    20,402    (9,619)    209,756
Selling, distribution
 and administrative
 expenses              165,602    33,134                198,736         159,197    15,592               174,789
Deprec. & amort.
 expense                18,856     5,616                 24,472          16,216     2,985                19,201
Special charges
 (recoveries)            (776)        --                  (776)              --        --                    --
                      --------   -------               --------        --------   -------              --------
Operating income        38,139     7,933                 46,072          35,647     3,511                39,158
                      --------   -------               --------        --------   -------              --------

                                      Year Ended                                   Year Ended
                                    March 31, 2004                              March 31, 2003
                                    --------------                              --------------

(In  thousands)       Dist.        All      Elim        Combined        Dist.       All      Elim       Combined
                      -----        ---      ----        --------        -----       ---      ----       --------
                                  Other                                            Other
                                  -----                                            -----
                                   Ops.                                             Ops.
                                   ----                                             ----
Gas and rent           $882,585   $216,166  $(39,944)   $1,058,807      $ 863,975  $178,622  $(37,067)  $1,005,530
Hardgoods               819,886     19,760    (2,985)      836,661        778,101     5,227    (1,894)     781,434
                      ---------   --------  ---------   ----------      ---------  --------  ---------  ----------
 Total net sales      1,702,471    235,926   (42,929)    1,895,468      1,642,076   183,849   (38,961)   1,786,964

Cost of products
 sold, excl.
 deprec.expense         845,440    106,170   (42,929)      908,681        806,320    82,957   (38,961)     850,316
Selling, distribution
 and administrative
 expenses               648,919     82,908                 731,827        634,580    63,648                698,228
Deprec. & amort.
 expense                 72,439     15,517                  87,956         67,948    11,896                 79,844
Special charges
 (recoveries)              (776)         --                   (776)         2,694        --                  2,694
                      ---------   --------              ----------      ---------  --------             ----------
Operating income        136,449     31,331                 167,780        130,534    25,348                155,882
                      ---------   --------              ----------      ---------  --------             ----------

Reconciliation of Non-GAAP Financial Measures (Unaudited)
---------------------------------------------------------

  Free Cash Flow:
  ---------------
  Reconciliation of net cash provided by operating activities per the
  Consolidated Statement of Cash Flows to Free Cash Flow:

                                                               Year Ended         Year Ended
   (Amounts in thousands)                                    March 31, 2004     March 31, 2003
                                                             --------------     --------------
   Net cash provided by operating activities                     $209,095          $194,399

   Less net cash provided by operating activities of NWS (1)       (9,831)               --

   Plus:
     Dividends and fees paid by unconsolidated affiliates           2,147             2,507
     Management fees paid by NWS (1)                                  249                --

   Less:
     Cash provided by the securitization of trade receivables      (3,700)          (24,900)
     Capital expenditures                                         (93,749)          (67,969)
     Add back capital expenditures of NWS (1)                       2,265                --
                                                                 --------          --------
   Free Cash Flow                                                $106,476          $104,037
                                                                 ========          ========

  (1) National Welders Supply Co. ("NWS") is a corporate joint venture meeting the definition of a variable interest entity and for which the Company is the primary beneficiary as described under FIN 46R. NWS was consolidated effective December 31, 2003 when the Company prospectively adopted FIN 46R as required by the interpretation. Prior to January 1, 2004, the Company reported the results of NWS below operating income in "Equity in Earnings of Unconsolidated Affiliates." The liabilities of NWS are non-recourse to the Company. Likewise, the cash flows in excess of the management fee paid by NWS are not available to the Company. Accordingly, the cash flows of NWS have been excluded from the Company's non-GAAP liquidity measures.

  The Company believes Free Cash Flow provides investors meaningful insight into the Company's ability to generate cash from continuing operations, which can be used at management's discretion for acquisitions, the repayment of debt or to support other investing and financing activities.


  Reduction of Adjusted Debt:
  ---------------------------
  Reconciliation of the change in debt per the Balance Sheet to the decrease in debt adjusted for the non-recourse debt of NWS, off-balance sheet financing and non-cash interest rate hedging
  ("adjusted debt"):


   (Amounts in thousands)                                                      Change in Adjusted
                                         March 31, 2004    March 31, 2003             Debt
                                         --------------    --------------      ------------------

   Debt                                     $688,838          $660,260              $ 28,578
   Adjustments to Debt:
      Securitization of trade receivables    162,600           158,900                 3,700
      Lease obligation with a Trust(1)            --            42,097               (42,097)
      Consolidation of National Welders(2)   (53,823)               --               (53,823)
      Interest rate swap agreements          (13,832)          (17,681)                3,849
                                            ---------         ---------             ---------
   Adjusted Debt                            $783,783          $843,576              $(59,793)
                                            =========         =========             =========

  (1) As a result of the consolidation of the Trust as disclosed in note (d), the lease obligation with the Trust has been classified as debt at March 31, 2004.

  (2) As a result of the December 31, 2003 consolidation of National Welders as disclosed in notes (e) and (f), debt associated with National Welders, which is non-recourse to Airgas, has been excluded from adjusted debt.

  The Company uses Adjusted Debt to provide investors with a more accurate and meaningful measure of the change in the Company's obligation to repay debt by adjusting for the non-recourse debt of NWS, non-cash interest rate hedging and funds received (or repaid) under the trade receivables securitization program.